EXHIBIT 4.4
                                                                     -----------

                      FIRST SUPPLEMENTAL INDENTURE


            THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October 23, 2006 (this "Supplemental Indenture"), by and among Susser Holdings, L.L.C., a Delaware limited liability company (the "Company"), Susser Finance Corporation, a Delaware corporation ("SFC," and, together with the Company, the "Issuers"), each of the Guarantors party hereto and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee"). For all purposes of this Supplemental Indenture, all capitalized terms used herein without definition shall have the respective meanings set forth or referred to in the Indenture.

                                RECITALS

            WHEREAS, the Issuers and Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 21, 2005, providing for the issuance of 10?% Senior Notes due 2013 (the "Notes"); and

            WHEREAS, pursuant to Section 9.01(5), the Issuers and Guarantors desire to enter into this Supplemental Indenture in order to correct the redemption price of such notes as set forth in Section 3.07(a) of the Indenture and paragraph (5)(a) of the Notes with respect to redemptions with the net cash proceeds of a Public Equity Offering to "110.625%" in order to conform the text of the Indenture, the Notes and the Note Guarantees to the provisions of the "Description of Notes" in the Offering Memorandum.

            NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Amendment to Indenture. Section 3.07(a) of the Indenture is hereby amended to replace the redemption price of "110.675%" with "110.625%."

            SECTION 2. Amendment to Notes. The Notes are hereby amended to include a notation in paragraph (5)(a) to replace the redemption price of "110.675%" with "110.625%."

            SECTION 3. Reference to and Effect in the Indenture. Upon the effectiveness of this Supplemental Indenture, all references in the Indenture and the Notes to the Indenture shall be deemed to refer to the Indenture as amended by this Supplemental Indenture. The Trustee is authorized and directed, in accordance with Section 9.05 of the Indenture, to place an appropriate notation about the amendments set forth in this Supplemental Indenture on all Notes hereinafter authenticated. Except as otherwise specified in this Supplemental Indenture, the Indenture shall remain in all respects unchanged and in full force and effect.

            SECTION 4. Execution in Counterparts. This Supplemental Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument.

            SECTION 5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

            SECTION 6. Trustee's Disclaimer. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.










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




            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                    SUSSER HOLDINGS, L.L.C.


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General
                                           Counsel and Secretary


                                    SUSSER FINANCE CORPORATION



                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General
                                           Counsel and Secretary


                                    STRIPES HOLDINGS, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General
                                           Counsel and Secretary


                                    SSP SERVICES L.P.

                                    By: SSP Services Management
                                        Company, LLC, its general
                                        partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary




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





                                    SSP HOLDINGS LIMITED PARTNERSHIP

                                    By: S Interests Management Company,
                                        LLC, its general partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary


                                    SUSSER PETROLEUM MANAGEMENT
                                    COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary


                                    S INTERESTS MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary


                                    SSP SERVICES MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary






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




                                    SUSSER PETROLEUM COMPANY, LP

                                    By: Susser Petroleum Management
                                        Company, LLC, its general
                                        partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary



                                    APT MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary



                                    APPLIED PETROLEUM TECHNOLOGIES LTD.

                                    By: APT Management Company, LLC,
                                        its general partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary



                                    CORPUS CHRISTI REIMCO, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Executive Vice President,
                                           General Counsel and Secretary




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




                                    C & G INVESTMENTS, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Manger, Executive Vice President,
                                           General Counsel and Secretary


                                    SSP BEVERAGE, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Manager


                                    SSP BEVCO I LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Manager


                                    SSP BEVCO II LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Manager


                                    TND BEVERAGE, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Manager


                                    SSP PARTNERS


                                    By:  /s/  E. V. Bonner, Jr.
                                       -------------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title  Manger, Executive Vice President,
                                           General Counsel and Secretary



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



                                    THE BANK OF NEW YORK, as Trustee



                                    By:  /s/  Beata Hryniewicka
                                       -------------------------------------
                                    Name:  Beata Hryniewicka
                                    Title: Assistant Vice President



















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